UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

August 14, 2009

MICROCHIP TECHNOLOGY INCORPORATED (Exact Name Of Registrant As Specified In Its Charter)

Delaware	0-21184	86-0629024
(State Or Other Jurisdiction Of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2355 West Chandler Boulevard, Chandler, Arizona 85224-6199
(Address Of Principal Executive Offices)

(480) 792-7200
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Amendments to 2004 Equity Incentive Plan

On August 14, 2009, the stockholders of Microchip Technology Incorporated (the “Company”) approved an amendment and restatement of the Company’s 2004 Equity Incentive Plan (the “Equity Plan”) to (i) modify the automatic grant provisions with respect to equity compensation for non-employee directors to provide for annual awards of options and restricted stock units ("RSUs"), rather than just options, and to provide for a one-time award of RSUs to serve as a retention mechanism and (ii) revise the definition of "performance goals" for purposes of Section 162(m) of the Internal Revenue Code.  As amended, the Equity Plan provides for the following equity compensation for our non-employee directors (a) on first appointment as a director, an initial grant of an option to purchase 6,000 shares of common stock and $60,000 in RSUs (based on the market price of our stock on the grant date), each subject to four-year vesting, (b) an annual grant of an option to purchase 3,000 shares of common stock subject to vesting over 12 months and $30,000 in RSUs (based on the market price of our stock on the grant date) subject to two-year vesting; and (c) for non-employee directors who as of the 2009 annual meeting have served as our director for at least five years, a one-time grant of $100,000 in RSUs (based on the market price of our stock on the grant date) subject to four-year vesting.

The amendment and restatement was approved by the Company’s Board of Directors on June 1, 2009.

The purpose of the change in equity compensation for our non-employee directors is to enable us to continue to attract and retain qualified persons to serve as directors.  The purpose of the amendment to the definition of "performance goals" under the Equity Plan is to give the Compensation Committee more flexibility in structuring equity compensation arrangements that will qualify as "performance based compensation" for purposes of Section 162(m) of the Internal Revenue Code.

A copy of the Equity Plan, as amended and restated, is attached hereto as Exhibit 10.1.

Item 9.01.                      Financial Statements and Exhibits.

            (d)           Exhibits
10.1	2004 Equity Incentive Plan, as amended and restated

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 19, 2009	Microchip Technology Incorporated (Registrant)

By: /s/ J. Eric Bjornholt
J. Eric Bjornholt Vice President, Chief Financial Officer (Principal Accounting and Financial Officer)

EXHIBITS

10.1	2004 Equity Incentive Plan, as amended and restated